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                                 CURRENT REPORT
                                  ON FORM 8-K
                     PURSUANT TO SECTIONS 13 OR 15(D) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  May 11, 1999


                                   Conectiv
               (Exact Name of Registrant as Specified in Charter)


         Delaware                        1-13895                51-0377417
(State of Other Jurisdiction    (Commission File Number)      (IRS Employer
     of Incorporation)                                      Identification No.)


     800 King Street, P.O. Box 231
          Wilmington, Delaware                         19899
(Address of Principal Executive Offices)             (Zip Code)


Registrant's Telephone Number, Including Area Code (302) 429-3114


                                      None
          (Former Name or Former Address, if Changed since Last Report)
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                           FORWARD-LOOKING STATEMENTS

         The Private Securities Litigation Reform Act of 1995 (the "Litigation Reform Act") provides a "safe harbor" for forward-looking statements to encourage such disclosures without the threat of litigation, provided those statements are identified as forward-looking and are accompanied by meaningful, cautionary statements identifying important factors that could cause the actual results to differ materially from those projected in the statement. Forward-looking statements have been made in this Report. Such statements are based on beliefs of Conectiv's (the "Company") management ("Management") as well as assumptions made by and information currently available to Management. When used herein, the words "will," "anticipate," "estimate," "expect," "believe," "objective," and similar expressions are intended to identify forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, factors that could cause actual results to differ materially from those contemplated in any forward-looking statements include, among others, the following: deregulation of energy supply and the unbundling of delivery services; an increasingly competitive marketplace; results of any asset dispositions; sales retention and growth; federal and state regulatory actions; future litigation results; costs of construction; operating restrictions; increased costs and construction delays attributable to environmental regulations; nuclear decommissioning and the availability of reprocessing and storage facilities for spent nuclear fuel; and credit market concerns. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing list of factors pursuant to the Litigation Reform Act should not be construed as exhaustive or as an admission regarding the adequacy of disclosures made prior to the effective date of the Litigation Reform Act.

Item 5.  Other Events

         Conectiv announced today that, due to changes in the regulatory environment in the electric utility industry, it is undertaking several strategic initiatives designed to maximize stockholder value and position Conectiv for future growth. These initiatives include: (1) a recapitalization of Conectiv through a share buyback in order to employ a more efficient capital structure appropriate for a competitive environment; (2) a reduction in the quarterly dividend on the Company's Common Stock, par value $0.01 per share (the "Shares"), designed to balance total shareholder return between stock appreciation and dividend yield (the "Dividend Policy Change"); (3) a realignment of Conectiv's generation business by pursuing the potential sale of approximately 2,200 megawatts of nuclear and non-strategic baseload fossil generation, with safeguards to assure continued energy reliability; (4) a focus on value creation through growth of Conectiv's regulated electric and gas delivery business, the energy business and the telecommunications business; and
(5) the implementation of a new productivity improvement and cost reduction program aimed at positioning the Company to have a more competitive cost structure without any reduction in quality and service.

         Conectiv is offering to purchase up to 14 million Shares (including the associated preferred stock purchase rights (the "Rights") issued pursuant to the Rights Agreement, dated as
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of April 23, 1998 (the "Rights Agreement"), between the Company and Conectiv
Resource Partners, Inc., as the Rights Agent), at a price not greater than $25.50 nor less than $23.50 per Share in cash, as specified by tendering stockholders, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"). The Offer to Purchase and related Letter of Transmittal have been included as Exhibits (a)(1) and (a)(2), respectively, to the Issuer Tender Offer Statement on Schedule 13E-4 to be filed on May 11, 1999 by the Company with the Securities and Exchange Commission ("SEC") in connection with the Offer.

         The Company will, upon the terms and subject to the conditions of the Offer, determine a single per Share price (not greater than $25.50 nor less than $23.50 per Share), net to the seller in cash (the "Purchase Price"), that it will pay for Shares validly tendered and not withdrawn pursuant to the Offer, taking into account the number of Shares so tendered and the prices specified by tendering stockholders. The Company will select the lowest Purchase Price that will allow it to purchase 14 million Shares (or such lesser number of Shares as are validly tendered and not withdrawn) at a price not greater than $25.50 nor less than $23.50 per Share. The Company reserves the right, in its sole discretion, to purchase more than 14 million Shares pursuant to the Offer. The Offer, the proration period and withdrawal rights expire at 12:00 Midnight, New York City time, on Tuesday, June 8, 1999, unless the Company extends the Offer. Shares tendered pursuant to the Offer may also be withdrawn, unless accepted for payment by the Company pursuant to the Offer, after 12:00 Midnight, New York City time, on Wednesday, July 7, 1999.

         Although the Company is not offering to purchase shares of its Class A Common Stock, par value $0.01 per share ("Class A Common Stock"), as a result of the Offer, holders of Class A Common Stock may elect, in accordance with the terms of the Restated Certificate of Incorporation of the Company and the Rights Agreement, to convert each share of Class A Common Stock (and associated preferred stock purchase rights issued pursuant to the Rights Agreement) into
1.59997 Shares (and 1.59997 associated Rights) and to tender such Shares (and associated Rights) pursuant to the Offer, provided, however, that any such election and conversion will be effective only with respect to such Shares (and associated Rights) as are actually accepted for purchase by the Company pursuant to the Offer.

         Assuming that the Company purchases 14 million Shares pursuant to the Offer at the maximum specified purchase price of $25.50 per Share, the Company expects the maximum aggregate cost, including all fees and expenses applicable to the Offer, to be approximately $360 million. The Company anticipates that substantially all of the funds necessary to pay such amounts will be financed with proceeds of the issuance of $250 million of medium term notes (the "Note Offering") and the balance through the issuance of commercial paper borrowings supported by the Credit Agreement dated as of February 4, 1998 and the Credit Agreement dated as of February 19, 1999, in each case, among the Company and the several lenders party to each such agreement. The Company intends to file Amendment No. 1 to its Registration Statement on Form S-3 (file No. 33-72251) with respect to the Note Offering with the SEC on May 11, 1999.
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         Conectiv's Board of Directors intends to reduce per share dividends on the Shares to an amount equal to 40% to 60% of the Company's earnings per Share, which is expected to result in a quarterly dividend of $0.22 per Share as compared to the previous quarterly dividend level of $0.385 per Share, subject to declaration by the Company's Board of Directors and evaluation from time to time based on the results of operations, financial condition, capital requirements and other relevant considerations. The Company's Board of Directors intends that the quarterly dividend on shares of Class A Common Stock will remain $0.80 per share ($3.20 annualized rate) until March 31, 2001, subject to, among other things, declaration by Conectiv's Board of Directors and the obligations of the Board of Directors to consider the financial condition and regulatory environment of the Company and the results of its operations.

         The summary unaudited consolidated pro forma financial information, included as Exhibit 99.1 hereto, and incorporated by reference herein, gives effect to the purchase of Shares pursuant to the Offer, including the related incurrence of indebtedness, and the Dividend Policy Change, based on certain assumptions described therein and in the related notes. Such summary unaudited consolidated pro forma financial information does not purport to be indicative of the operating results that would actually have been obtained, or operating results that may be obtained in the future, or the financial position that would have resulted had the purchase of the Shares pursuant to the Offer, including the related incurrence of indebtedness, and the Dividend Policy Change been completed at the dates indicated therein.

         On May 11, 1999, Conectiv issued a press release regarding, among other things, the Offer and the Dividend Policy Change. A copy of Conectiv's press release dated May 11, 1999 has been filed with this Current Report on Form 8-K as Exhibit 99.2 and is incorporated by reference herein.

Item 7.  Pro Forma Financial Statements and Exhibits.

(a)   Not applicable
(b)   Not applicable
(c)   Exhibits

         99.1     Summary Unaudited Consolidated Pro Forma Financial
                  Statements.

         99.2     Press Release issued by the Company dated May 11, 1999.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           CONECTIV



Date:  May 11, 1999                        By: /s/ John C. van Roden
                                              ________________________
                                               John C. van Roden
                                               Senior Vice President and
                                               Chief Financial Officer

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                                  EXHIBIT INDEX


EXHIBIT
 NUMBER                                   DESCRIPTION                    PAGE

  99.1     Summary Unaudited Consolidated Pro Forma
           Financial Statements.
  99.2     Press Release issued by the Company dated May 11, 1999.